EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                              State of                Percentage
           Subsidiary                       Incorporation             Ownership
           ----------                       -------------             ---------

First State Corp.                              Alabama                   100%

         Subsidiary of First State
         Corp.:

           First Financial Bank                Alabama                   100%